                                                                    EXHIBIT 3.15

Microfilm Number____________     Filed with the Department of State on__________

Entry Number    2162940
             ---------------        --------------------------------------------
                                              Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             Doc8:15-1915(Nov 80)(?)

     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment, the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:    Specialty Bar Products Company
                                    --------------------------------------------

--------------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)  200 Martha Street,       Blairsville,     PA       15717      Indiana
   -----------------------------------------------------------------------------
     Number and Street        City             State    Zip        County

(b)o/or_________________________________________________________________________
       xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is: Pennsylvania Business
                                                          ----------------------
     Corporation Law of 1988
     ---------------------------------------------------------------------------

4.   The date of its incorporation is:   11/16/92
                                      ------------------------------------------

5.   (Check, and if appropriate complete, one of the following):

      X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     _____The amendment shall be effective on _________________at_______________
                                                    Date              Hour

6.   (Check one of the following):

      X The amendment was adopted by the shareholders for member(s) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

     _____ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914(c).

7.   (Check, and if appropriate complete, one of the following):

     _____ The amendment adopted by the corporation, set forth in full, is as follows:
           _____________________________________________________________________

           _____________________________________________________________________

           _____________________________________________________________________

      X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.   (Check if the amendment restates the Articles):

      X The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this __________ day of March, 1999 .

                                               SPECIALTY BAR PRODUCTS COMPANY
                                             -----------------------------------
                                                    (Name of Corporation)

                                          BY:
                                             -----------------------------------
                                                           Signature

                                       TITLE:
                                             -----------------------------------

(CHANGES)                                              BUREAU USE ONLY:
DOCKETING STATEMENT OSC8:15-1348(Rev 95)               _REVENUE_LABOR & INDUSTRY

                                                       __OTHER__________________

FILING FEE:  NONE                                      FILE CODE________________

                                                       FILED DATE_______________

This form (file in triplicate) and all accompanying documents shall be mailed to:
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
P.O. BOX 8722
HARRISBURG, PA  17105-8722

Part I.   COMPLETE FOR EACH FILING:

          Current name of entity or registrant affected by the submittal to which this statement relates: (survivor or new entity if merger or consolidation)

                 Specialty Bar Products Company
          ----------------------------------------------------------------------

          Entity number, if known: 2162940 NOTE: ENTITY NUMBER is the computer index number assigned to an entity upon initial filing in the Department of State.

          Incorporation/xxxxxxxxx date in PA.: 11/16/92 State of Incorporation:
          Pennsylvania

          Federal Identification Number:     25-1696002
                                        ----------------------------------------

          Specified Effective date, if any:_____________________________

Part II . COMPLETE FOR EACH FILING This statement is being submitted with (check proper box):

           X  Amendment:  complete Section A only

          ____Merger, Consolidation or Division:  complete Section B, C or D

          ____Consolidation:  complete Section C

          ____Division:  complete Section D

          ____Conversion:  complete Section A and E only

          ____Statement of Correction:  complete Section A only

          ____Statement of Termination:  complete Section H

          ____Statement of Revival:  complete Section G

          ____Dissolution by Shareholders or Incorporators before Commencement of Business: complete Section F only

Part III. COMPLETE IF APPROPRIATE: The delayed effective date of the accompanying submittal is:

                         _________________________________
                           month  day  year  hour, if any

DSC8:15-1348 (rev 95)2

 X Section A. CHANGES TO BE MADE TO THE ENTITY NAMED IN Part I: (Check box/boxes which pertain)

     ___Name:___________________________________________________________________

     ___Registered Office:______________________________________________________
               Number & street/RD number & box number  City  State  Zip  Country

      X Purpose:      Inclusion of "Purpose Clause"
                ----------------------------------------------------------------

      X Stock: aggregate number of shares authorized   2,165,000   (attach
      additional provisions, if any) See attached Exhibit A.

     ___Term of Existence:___________________________________

      X Other: The inclusion of Articles regarding: Election of Directors, Right to Amend Majority Voting, Supersession of Prior Articles, No Cumulative Voting Rights, and Section 1715 Inapplicable.


___Section B. MERGER (Complete Section A if any changes to surviving entity):

     MERGING ENTITIES ARE: (List only the merging entities-SURVIVOR IS LISTED IN
PART I.

     1. Name:___________________________________________________________________

        Entity Number, if known:_______________________Inc/quali. date in Pa.:

     ___________ State of Incorporation______________________


     2. Name:___________________________________________________________________

        Entity Number, if known:________________________Inc/quali. date in Pa.:

     ____________State of Incorporation______________________

     Attach sheet containing above corporate information if there are additional merging entities.


___Section C.    CONSOLIDATION (NEW entity information should be completed in
                 Part I. Also, complete and attach DOCKETING STATEMENT
                 DSC8:15-134A for the NEW entity formed.)

     CONSOLIDATING ENTITIES ARE:

     1. Name:___________________________________________________________________

        Entity Number, if known:________________________Inc/quali. date in Pa.:

     ____________State of Incorporation______________________

     2. Name:___________________________________________________________________

        Entity Number, if known:________________________Inc/quali. date in Pa.:

     ____________State of Incorporation______________________

     Attach sheet containing above corporate information if there are additional consolidating entities.

                                     AMENDED

                                       AND

                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                         SPECIALTY BAR PRODUCTS COMPANY

                      (A Pennsylvania Business Corporation)

          ARTICLE I. Name. The name of the Corporation is Specialty Bar Products Company.

          ARTICLE II. Principal Office. The address of the Corporation's principal office in the Commonwealth of Pennsylvania is 200 Martha Street, Blairsville, Pennsylvania 15717.

          ARTICLE III. Incorporation. The Corporation is incorporated under the provisions of the Business Corporation Law of 1988, as amended (the "BCL").

          ARTICLE IV. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity within the purposes for which corporations may be formed under the BCL and to possess and exercise all of the powers and privileges granted by such law and any other law of the Commonwealth of Pennsylvania.

          ARTICLE V. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 2,165,000 shares, divided into two (2) classes consisting of 165,000 shares of preferred stock, par value $.01 per share ("Preferred Stock") and 2,000,000 shares of common stock, par value $.01 per share ("Common Stock"). Each share of common stock, $1.00 par value per share, of the Corporation outstanding immediately prior to the date hereof (collectively, the "Current Stock") is hereby automatically reclassified and converted (such reclassification and conversion, being the "Reclassification") into 490 shares of Common Stock and 3,250.1 shares of Series A Junior Preferred Stock (as defined below). Upon receipt of a share certificate representing any Current Stock, the Secretary of the Corporation shall cancel such certificate and issue to the shareholder in whose name such certificate appears a certificate representing Common Stock and Series A Junior Preferred Stock calculated in accordance with the foregoing conversion ratios. No fractional shares of the Corporation's Common Stock or Series A Junior Preferred Stock shall be issued in the Reclassification and no cash or other consideration in lieu of any fractional shares as a result of the Reclassification that would otherwise be delivered to the pursuant to the conversion ratios set forth herein shall be paid.

          The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

          A.   PREFERRED STOCK

               1. Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have the terms stated herein or in the resolution of the Board of Directors of the Corporation providing for its issuance. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

               2. Creation of Series. In addition to the Series A Junior Preferred Stock provided for herein, the Board of Directors will have authority to adopt amendments to these Articles to cause to be created one or more series of Preferred Stock, and, subject to any limitations under the BCL, to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

                    a. The distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                    b. The dividend or distribution rate and the times of payment of dividends or distributions on the shares of the series, whether dividends or distributions will be cumulative, and if so, from what date or dates;

                    c. The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

                    d. Whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                    e. Whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                    f. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                    g. Whether or not the shares of the series will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class; and

                    h. Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

               3. Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed herein for the Series A Junior Preferred Stock and at the rates fixed by the Board of Directors for any other series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

               4. Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of Series A Junior Preferred Stock or any other series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution, whether or not earned or declared, before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issuance of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation or entity, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein.

               5. Redemption. The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed in these Articles for the Preferred Stock and by the Board of Directors through an amendment to these Articles for any other series.

               6. Voting Rights. Except as otherwise required by law or as otherwise provided herein, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of shareholders.

          B.   JUNIOR PREFERRED STOCK

               1. Designation; Number of Shares. The first series of Preferred Stock shall be designated as the Series A 12% Junior Preferred Stock ("Series A Junior Preferred Stock"), and the number of shares which shall constitute such series shall be 65,000. The par value of the Series A Junior Preferred Stock shall be $.01 per share.

               2. Accrual and Payment of Dividends.

                    a. The holders of Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the rate of $12 per share per annum.

                         Dividends on the Series A Junior Preferred Stock shall be payable in annual installments in arrears commencing December 1, 1999 and thereafter on the first day of December (unless such day is not a business day in which event on the last preceding business day) in each such year (hereinafter referred to as a "Dividend Accrual Date"), except that the dividend payment payable on December 1, 1999 shall be calculated from the date of original issuance through December 1, 1999. Each such dividend on Series A Junior Preferred Stock when paid shall be payable to holders of record as they appear on the stock books of the Corporation on the date established by the Board of Directors of the Corporation as the record date for the payment of such dividend (which record date shall not precede the date upon which the resolution fixing such record date is adopted and which record date shall be not more than sixty days prior to such action). If no record date is fixed, the record date for determining holders for such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating to such dividend payment. Dividends with respect to any shares of Series A Junior Preferred Stock shall accrue (whether or not earned or declared) from the date of issuance of such shares.

                    b. Dividends on the Series A Junior Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full cumulative dividends at the rate aforesaid on all Series A Junior Preferred Stock then outstanding to the end of the annual dividend period next preceding such time shall not have been paid, the amount of the deficiency shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any Junior Stock (as such term is defined in Article V.B(9)) (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock (other than a dividend payable in Junior Stock); provided, however, that the foregoing shall not prohibit the Corporation from repurchasing Junior Stock from a former employee of the Corporation (or a subsidiary of the Corporation) where such repurchase arises from the Corporation's option to repurchase such shares upon the termination of such employee's employment with the Corporation (or a subsidiary) pursuant to a written agreement between the Corporation and such employee. Accrued dividends on the Series A Junior Preferred Stock if not paid on the first or any subsequent Dividend Accrual Date following accrual shall thereafter accrue additional dividends in respect thereof (the "Additional Dividends"), compounded annually, at the rate of 12% per annum.

                    c. When dividends are not paid in full upon the Series A Junior Preferred Stock and any other stock ranking on a parity as to dividends with the Series A Junior Preferred Stock, all dividends paid upon Series A Junior Preferred Stock and any other shares ranking on a parity as to dividends with the Series A Junior Preferred Stock shall be paid pro rata so that in all cases the amount of dividends paid per share of Series A Junior Preferred Stock and such other shares shall bear the same ratio that accrued dividends per share on the Series A Junior Preferred Stock and such other shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series A Junior Preferred Stock have been paid, no dividends shall be declared or paid or set aside for payment upon any other shares of the Corporation ranking on a parity with the Series A Junior Preferred Stock as to dividends.

                    d. An annual dividend period shall commence on the day following a Dividend Accrual Date and shall end on the next succeeding Dividend Accrual Date.

               3. Preference on Liquidation.

                    a. In the event that the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of the Corporation shall have been paid in full, the holders of the Series A Junior Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any amount shall be paid to the holders of any Series A Junior Stock, an amount equal to $100 in cash per share plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of final distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding shares of Series A Junior Preferred Stock and of any shares ranking on a parity with the Series A Junior Preferred Stock the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Series A Junior Preferred Stock and of any shares of stock ranking on a parity with the Series A Junior Preferred Stock. Holders of Series A Junior Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such shares other than the amounts referred to in this Article V.B(3)(a).

                    b. Neither the purchase nor redemption by the Corporation of any shares of any class in any manner permitted by these Articles or any amendment hereof, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor a sale, transfer or lease of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Article V.B(3); provided, however, that any consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Article V.B(3) if, (A) in connection therewith, the holders of shares of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such Common Stock (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred shares received by holders of the Series A Junior Preferred Stock with respect to liquidation or dividends or (B) the holders of the Series A Junior Preferred Stock do not receive preferred shares of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series A Junior Preferred Stock.

               4. Redemption.

                    a. All outstanding shares of Series A Junior Preferred Stock shall be redeemed from funds legally available therefor on December 1, 2018 (the "Series A Mandatory Redemption Date"), at a price per share equal to $100 plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the Mandatory Redemption Date.

                    b. The Series A Junior Preferred Stock may be redeemed from funds legally available therefor, in whole or in part, at the election of the Corporation, expressed by resolution of the Board of Directors, at any time and from time to time at a price per share equal to $100 plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of redemption.

                    c. The aggregate amount of the redemption price pursuant to
          Article V.B(4)(a) or (b) is hereinafter referred to as the "Series A Junior Redemption Price" with respect to such redemption. The Series A Mandatory Redemption Date and the date of any redemption pursuant to
          Article V.B(4)(b) are each hereinafter referred to individually as a "Series A Redemption Date."

               5. Redemption Procedure.

                    a. A redemption pursuant to Article V.B(4) shall be accomplished in the manner and with the effect as set forth in this
          Article V.B(5).

                    b. Notice of the redemption of Series A Junior Preferred Stock pursuant to Article V.B(4) shall be given by mail not less than ten (10) days prior to the Series A Redemption Date. If less than all the outstanding shares of Series A Junior Preferred Stock is to be redeemed, the selection of shares for redemption shall be made pro rata and the notice of redemption to a holder shall state the number of shares of Series A Junior Preferred Stock of such holder to be redeemed. The amount of the Series A Junior Redemption Price shall be deposited on or before the Series A Redemption Date in trust for the account of the holders of shares of Series A Junior Preferred Stock entitled thereto with a bank or trust company in good standing doing business in the State of New York and having capital and surplus of at least $100,000,000 (the date of such deposit being hereinafter in this Article V.B(5) referred to as the "date of deposit").

                    c. Notice of the date on which, and the name and address of the bank or trust company with which, the deposit has been or will be made shall be included in the notice of redemption. On and after the Series A Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Series A Junior Redemption Price pursuant to the notice of redemption), or if the Corporation shall make such deposit on or before the date specified therefor in the notice of redemption, then on and after the date of deposit (provided notice of redemption has been duly given), all dividends on the Series A Junior Preferred Stock so called for redemption shall cease to accrue and, notwithstanding that any certificate for shares of Series A Junior Preferred Stock is not surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as shareholders of the Corporation with respect to such shares shall cease and terminate, except the right to receive the Series A Junior Redemption Price as hereinafter provided.

                    d. any time on or after the Series A Redemption Date, or if the Corporation shall deposit the money for such redemption prior to the Series A Redemption Date, then at any time on or after the date of deposit, which time shall be specified by the Corporation in the notice of redemption and which shall not be later than the Series A Redemption Date, the holders of record of shares of Series A Junior Preferred Stock to be redeemed shall be entitled to receive the Series A Junior Redemption Price upon actual delivery to the bank or trust company with which such deposit shall be made of certificates for the shares to be redeemed, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. The making of such deposit with any such bank or trust company shall not relieve the Corporation of liability for payment of the Series A Junior Redemption Price.

                    e. Any money so deposited which shall remain unclaimed by the holders of such shares of Series A Junior Preferred Stock at the end of two (2) years after the Series A Redemption Date shall be paid by such bank or trust company to the Corporation, which shall thereafter, to the extent of the money so repaid, be liable for the payment of the Series A Junior Redemption Price. Any interest accrued on money so deposited shall be paid to the Corporation from time to time.

               6. Voting. Except as required by law and except for any voting by the holders of the Series A Junior Preferred Stock as part of a separate class or series pursuant to Article V.B(7) hereunder or any other provision of these Articles, no holder of Series A Junior Preferred Stock, as such holder, shall be entitled to vote on any matter submitted to a vote of shareholders. On any matters on which the holders of the Series A Junior Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held. Except as otherwise required by law or as otherwise provided herein, the holders of Series A Junior Preferred Stock shall not be entitled to notice of any meeting of shareholders.

               7. Other Rights. Without the written consent of the holders of all of the outstanding shares of Series A Junior Preferred Stock or the vote of the holders of all of the outstanding shares of Series A Junior Preferred Stock at a meeting of the holders of Series A Junior Preferred Stock called for such purpose, the Corporation shall not amend, alter or repeal any provision of these Articles so as to adversely affect the rights and preferences of the Series A Junior Preferred Stock including any change to the dividend payable on the Series A Junior Preferred Stock; provided, further, that in no event will the issuance of any series of Preferred Stock that is senior to, on a parity with or junior to the Series A Junior Preferred Stock or has a redemption date earlier than the Series A Junior Preferred Stock be deemed to adversely affect the rights and preferences of the Series A Junior Preferred Stock.

               8. Acknowledgment. Each holder of Series A Junior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and redemption and repurchase of, such securities by the Corporation are subject to restrictions contained in certain credit and financing agreements of the Corporation.

               9. Definitions.

                    The following terms, when used in this Article V.B, shall have the meanings set forth below:

                    a. As used herein, the amount of dividends "accrued" on any share of Series A Junior Preferred Stock as at any date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Accrual Date with respect to which dividends have not been paid, whether or not earned or declared.

                    b. corporation" shall mean a corporation, partnership, business trust, unincorporated organization, association, limited liability company or joint stock company.

                    c. "Junior Stock" shall mean any series or class of the capital stock of the Corporation now or hereafter authorized or issued by the Corporation, including any series or class of preferred shares, ranking junior to the Series A Junior Preferred Stock with respect to dividends or distributions or upon the liquidation, distribution of assets, dissolution or winding-up of the Corporation, including without limitation the Common Stock.

                    d. person" shall mean an individual, a corporation, partnership, trust, organization, association, government or any department or agency thereof, or any other individual or entity.

          C.   COMMON STOCK

               1. Dividends. Holders of Common Stock shall be entitled to receive ratably such dividends as may be declared by the Board of Directors.

               2. Transfers. The Corporation shall not close its books against the transfer of any shares of Common Stock in any manner that would interfere with the timely transfer of such Common Stock.

               3. Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Distribution Event"), holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.

               4. Voting Rights. The holders of Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held.

          ARTICLE VI. Elections of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          ARTICLE VII. Right to Amend. The Directors of the Corporation may amend these Articles for any purpose and in any manner now or hereafter permitted under the BCL.

          ARTICLE VIII. Majority Voting. Except as otherwise provided by and subject to the provisions of applicable law, any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders of the corporation may be taken without a meeting if a written consent or consents to such action, setting forth the action so taken, shall be (a) signed by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting, and (b) filed with the secretary of the corporation. The action shall not become effective until after at least ten days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

          ARTICLE IX. Supersession of Prior Articles. These Amended and Restated Articles of Incorporation shall supersede the existing [Articles of Incorporation of the Corporation.]

          ARTICLE X. No Cumulative Voting Rights. Shareholders shall not have cumulative voting rights in the election of directors.

          ARTICLE XI. Section 1715 Inapplicable. Section 1715, Exercise of Powers Generally, of the BCL shall not be applicable to the Corporation.

                                    EXHIBIT A
                                    ---------

ARTICLE V. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 2,165,000 shares, divided into two
(2) classes consisting of 165,000 shares of preferred stock, par value $.01 per share ("Preferred Stock") and 2,000,000 shares of common stock, par value $.01 per share ("Common Stock"). Each share of common stock, $1.00 par value per share, of the Corporation outstanding immediately prior to the date hereof (collectively, the "Current Stock") is hereby automatically reclassified and converted (such reclassification and conversion, being the "Reclassification") into 490 shares of Common Stock and 3,250.1 shares of Series A Junior Preferred Stock (as defined below). Upon receipt of a share certificate representing any Current Stock, the Secretary of the Corporation shall cancel such certificate and issue to the shareholder in whose name such certificate appears a certificate representing Common Stock and Series A Junior Preferred Stock calculated in accordance with the foregoing conversion ratios. No fractional shares of the Corporation's Common Stock or Series A Junior Preferred Stock shall be issued in the Reclassification and no cash or other consideration in lieu of any fractional shares as a result of the Reclassification that would otherwise be delivered to the pursuant to the conversion ratios set forth herein shall be paid.

          The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

     A.   PREFERRED STOCK
          ---------------

               a. Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have the terms stated herein or in the resolution of the Board of Directors of the Corporation providing for its issuance. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

               b. Creation of Series. In addition to the Series A Junior Preferred Stock provided for herein, the Board of Directors will have authority to adopt amendments to these Articles to cause to be created one or more series of Preferred Stock, and, subject to any limitations under the BCL, to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

                    (1) The distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                                   EXHIBIT A
                                   ---------

                    (2) The dividend or distribution rate and the times of payment of dividends or distributions on the shares of the series, whether dividends or distributions will be cumulative, and if so, from what date or dates;

                    (3) The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

                    (4) Whether or not the shares of the series will be entitled to the benefit of a retirement of sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                    (5) Whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                    (6) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                    (7) Whether or not the shares of the series will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class; and

                    (8) Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

               c. Dividends. Holders or Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed herein for the Series A Junior Preferred Stock and at the rates fixed by the Board of Directors for any other series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

               d. Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of Series A Junior Preferred Stock or any other series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution, whether or not earned or declared, before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of

                                   EXHIBIT A
                                   ---------

all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issuance of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation or entity, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein.

               e. Redemption. The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed in these Articles for the Preferred Stock and by the Board of Directors through an amendment to these Articles for any other series.

               f. Voting Rights. Except as otherwise required by law or as otherwise provided herein, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of shareholders.

     B.   JUNIOR PREFERRED STOCK

               a. Designation; Number of Shares. The first series of Preferred Stock shall be designated as the Series A 12% Junior Preferred Stock ("Series A Junior Preferred Stock"), and the number of shares which shall constitute such series shall be 65,000. The par value of the Series A Junior Preferred Stock shall be $.01 per share.

               b.   Accrual and Payment of Dividends.

                    (1) The holders of Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the rate of $12 per share per annum.

                    Dividends on the Series A Junior Preferred Stock shall be payable in annual installments in arrears commencing December 1, 1999 and thereafter on the first day of December (unless such day is not a business day in which event on the last preceding business day) in each such year (hereinafter referred to as a "Dividend Accrual Date"), except that the dividend payment payable on December 1, 1999 shall be calculated from the date of original issuance through December 1, 1999. Each such dividend on Series A Junior Preferred Stock when paid shall be payable to holders of record as they appear on the stock books of the Corporation on the date established by the Board of Directors of the Corporation as the record date for the payment of such dividend (which record date shall not precede the date upon which the resolution fixing such record date is adopted and

                                   EXHIBIT A
                                   ---------

          which record date shall be not more than sixty days prior to such action). If no record date is fixed, the record date for determining holders for such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating to such dividend payment. Dividends with respect to any shares of Series A Junior Preferred Stock shall accrue (whether or not earned or declared) from the date of issuance of such shares.

                    (2) Dividends on the Series A Junior Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full cumulative dividends at the rate aforesaid on all Series A Junior Preferred Stock then outstanding to the end of the annual dividend period next preceding such time shall not have been paid, the amount of the deficiency shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any Junior Stock (as such term is defined in Article V.B(9)) (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock (other than a dividend payable in Junior Stock); provided however, that the foregoing shall not prohibit the Corporation from repurchasing Junior Stock from a former employee of the Corporation (or a subsidiary of the Corporation) where such repurchase arises from the Corporation's option to repurchase such shares upon the termination of such employee's employment with the Corporation (or a subsidiary) pursuant to a written agreement between the Corporation and such employee. Accrued dividends on the Series A Junior Preferred Stock if not paid on the first or any subsequent Dividend Accrual Date following accrual shall thereafter accrue additional dividends in respect thereof (the "Additional Dividends"), compounded annually, at the rate of 12% per annum.

                    (3) When dividends are not paid in full upon the Series A Junior Preferred Stock and any other stock ranking on a parity as to dividends with the Series A Junior Preferred Stock all dividends paid upon Series A Junior Preferred Stock and any other shares ranking on a parity as to dividends with the Series A Junior Preferred Stock shall be paid pro rata so that in all cases the amount of dividends paid per share of Series A Junior Preferred Stock and such other shares shall bear the same ratio that accrued dividends per share on the Series A Junior Preferred Stock and such other shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series A Junior Preferred Stock have been paid, no dividends shall be declared or paid or set aside for payment upon any other shares of the Corporation ranking on a parity with the Series A Junior Preferred Stock as to dividends.

                    (4) An annual dividend period shall commence on the day following a Dividend Accrual Date and shall end on the next succeeding Dividend Accrual Date.

               c.   Preference on Liquidation.

                                   EXHIBIT A
                                   ---------

                    (1) In the event that the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of the Corporation shall have been paid in full, the holders of the Series A Junior Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any amount shall be paid to the holders of any Series A Junior Stock, an amount equal to $100 in cash per share plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of final distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding shares of Series A Junior Preferred Stock and of any shares ranking on a parity with the Series A Junior Preferred Stock the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Series A Junior Preferred Stock and of any shares of stock ranking on a parity with the Series A Junior Preferred Stock. Holders of Series A Junior Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such shares other than the amounts referred to in this Article V.B(3)(a).

                    (2) Neither the purchase nor redemption by the Corporation of any shares of any class in any manner permitted by these Articles or any amendment hereof, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor a sale, transfer or lease of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Article V.B(3); provided, however, that any consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Article V.B(3) if, (A) in connection therewith, the holders of shares of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such Common Stock (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred shares received by holders of the Series A Junior Preferred Stock with respect to liquidation or dividends or (B) the holders of the Series A Junior Preferred Stock do not receive preferred shares of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series A Junior Preferred Stock.

               d.   Redemption.

                    (1) All outstanding shares of Series A Junior Preferred Stock shall be redeemed from funds legally available therefor on December 1, 2018 (the "Series A Mandatory Redemption Date"), at a price per share equal to $100 plus an amount per share equal

                                   EXHIBIT A
                                   ---------

to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the Mandatory Redemption Date.

                    (2) The Series A Junior Preferred Stock may be redeemed from funds legally available therefor, in whole or in part, at the election of the Corporation, expressed by resolution of the Board of Directors, at any time and from time to time at a price per share equal to $100 plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of redemption.

                    (3) The aggregate amount of the redemption price pursuant to Article V.B(4)(a) or (b) is hereinafter referred to as the "Series A Junior Redemption Price" with respect to such redemption. The Series A Mandatory Redemption Date and the date of any redemption pursuant to Article V.B(4)(b) are each hereinafter referred to individually as a "Series A Redemption Date."

               e.   Redemption Procedure.

                    (1) A redemption pursuant to Article V.B(4) shall be accomplished in the manner and with the effect as set forth in this Article V.B(5).

                    (2) Notice of the redemption of Series A Junior Preferred Stock pursuant to Article V.B(4) shall be given by mail not less than ten (10) days prior to the Series A Redemption Date. If less than all the outstanding shares of Series A Junior Preferred Stock is to be redeemed, the selection of shares for redemption shall be made pro rata and the notice of redemption to a holder shall state the number of shares of Series A Junior Preferred Stock of such holder to be redeemed. The amount of the Series A Junior Redemption Price shall be deposited on or before the Series A Redemption Date in trust for the account of the holders of shares of Series A Junior Preferred Stock entitled thereto with a bank or trust company in good standing doing business in the State of New York and having capital and surplus of at least $100,000,000 (the date of such deposit being hereinafter in this Article V.B(5) referred to as the "date of deposit").

                    (3) Notice of the date on which, and the name and address of the bank or trust company with which, the deposit has been or will be made shall be included in the notice of redemption. On and after the Series A Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Series A Junior Redemption Price pursuant to the notice of redemption), or if the Corporation shall make such deposit on or before the date specified therefor in the notice of redemption, then on and after the date of deposit (provided notice of redemption has been duly given), all dividends on the Series A Junior Preferred stock so called for redemption shall cease to accrue and, notwithstanding that any certificate for shares of Series A Junior Preferred Stock is not surrendered for cancellation, the

                                   EXHIBIT A
                                   ---------

shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as shareholders of the Corporation with respect to such shares shall cease and terminate, except the right to receive the Series A Junior Redemption Price as hereinafter provided.

                    (4) any time on or after the Series A Redemption Date, or if the Corporation shall deposit the money for such redemption prior to the Series A Redemption Date, then at any time on or after the date of deposit, which time shall be specified by the Corporation in the notice of redemption and which shall not be later than the Series A Redemption Date, the holders of record of shares of Series A Junior Preferred Stock to be redeemed shall be entitled to receive the Series A Junior Redemption Price upon actual delivery to the bank or trust company with which such deposit shall be made of certificates for the shares to be redeemed, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. The making of such deposit with any such bank or trust company shall not relieve the Corporation of liability for payment of the Series A Junior Redemption Price.

                    (5) Any money so deposited which shall remain unclaimed by the holders of such shares of Series A Junior Preferred Stock at the end of two
(2) years after the Series A Redemption Date shall be paid by such bank or trust company to the Corporation, which shall thereafter, to the extent of the money so repaid, be liable for the payment of the Series A Junior Redemption Price. Any interest accrued on money so deposited shall be paid to the Corporation from time to time.

               f. Voting. Except as required by law and except for any voting by the holders of the Series A Junior Preferred Stock as part of a separate class or series pursuant to Article V.B(7) hereunder or any other provision of these Articles, no holder of Series A Junior Preferred Stock, as such holder, shall be entitled to vote on any matter submitted to a vote of shareholders. On any matters on which the holders of the Series A Junior Preferred stock shall be entitled to vote, they shall be entitled to one vote for each share held. Except as otherwise required by law or as otherwise provided herein, the holders of Series A Junior Preferred Stock shall not be entitled to notice of any meeting of shareholders.

               g. Other Rights. Without the written consent of the holders of all of the outstanding shares of Series A Junior Preferred Stock or the vote of the holders of all of the outstanding shares of Series A Junior Preferred Stock at a meeting of the holders of Series A Junior Preferred Stock called for such purpose, the Corporation shall not amend, alter or repeal any provision of these Articles so as to adversely affect the rights and preferences of the Series A Junior Preferred Stock including any change tot he dividend payable on the Series A Junior Preferred Stock; provided, further, that in no event will the issuance of any series of Preferred Stock that is senior to, on a parity with or junior to the Series A Junior Preferred Stock or has a redemption date earlier than the Series A Junior Preferred Stock be deemed to adversely affect the rights and preferences of the Series A Junior Preferred Stock.

                                   EXHIBIT A
                                   ---------

               h. Acknowledgement. Each holder of Series A Junior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and redemption and repurchase of, such securities by the Corporation are subject to restrictions contained in certain credit and financing agreements of the Corporation.

               i.   Definitions

               The following terms, when used in this Article V.B, shall have the meanings set forth below:

                    (1) As used herein, the amount of dividends "accrued" on any share of Series A Junior Preferred Stock as at any date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Accrual Date with respect to which dividends have not been paid, whether or not earned or declared.

                    (2) corporation" shall mean a corporation, partnership, business trust, unincorporated organization, association, limited liability company or joint stock company.

                    (3) "Junior Stock" shall mean any series or class of the capital stock of the Corporation now or hereafter authorized or issued by the Corporation, including any series or class of preferred shares, ranking junior to the Series A Junior Preferred Stock with respect to dividends or distributions or upon the liquidation, distribution of assets, dissolution or winding-up of the Corporation, including without limitation the Common Stock.

                    (4) person" shall mean an individual, a corporation, partnership, trust, organization, association, government or any department or agency thereof, or any other individual or entity.

     C.  COMMON STOCK

               a. Dividends. Holders of Common Stock shall be entitled to receive ratably such dividends as may be declared by the Board of Directors.

               b. Transfers. The Corporation shall not close its books against the transfer of any shares of Common Stock in any manner that would interfere with the timely transfer of such Common Stock.

               c. Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Distribution Event"), holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation

                                   EXHIBIT A
                                   ---------

available for distribution to its shareholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.

               d. Voting Rights. The holders of Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held.

                                   EXHIBIT A
                                   ---------

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

ARTICLES OF INCORPORATION
DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa. C.S. Section 1306 (relating to articles of incorporation), the undersigned, desiring to be incorporated as a business corporation, hereby certify that:

               1.   The name of the Corporation is

                         SPECIALTY BAR PRODUCTS COMPANY

               2.   The address of its registered office in this Commonwealth is

                               200 Martha Street
                         Blairsville, Pennsylvania 15717

               3. The Corporation is incorporated under the Pennsylvania Business Corporation Law of 1988 (15 Pa. C.S. Section 1101 et seq.), as the same may be amended.

               4. The aggregate number of shares which the Corporation shall have authority to issue is 3,000 shares of common stock, $1.00 per value.

               5.   The name and address of the incorporator are:

                                Frank J. Rauktis
                            c/o COHEN & GRIGSBY, P.C.
                                 2900 CNG Tower

                                   EXHIBIT A
                                   ---------

                               625 Liberty Avenue
                              Pittsburgh, PA 15222

               6. To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action.

               IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 16th day of November, 1992.


                                        Frank J. Rauktis
                                        Sole Incorporator